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                                                                       EXHIBIT 8

                      Letterhead of Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 408-5100





                                                      February 26, 2007



Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, CA  92660-3095


Ladies and Gentlemen:

     We have acted as counsel to Conexant Systems, Inc., a Delaware corporation ("Conexant"), and each of the guarantors listed on Schedule A hereto (such guarantors are hereinafter referred to as the "Guarantors" and the Guarantors, together with Conexant are, hereinafter referred to as the "Registrants") in connection with the offer to exchange (the "Exchange Offer") $275,000,000 aggregate principal amount of Floating Rate Senior Secured Notes due 2010 (the "New Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of Conexant's outstanding unregistered Floating Rate Senior Secured Notes due 2010 ("Old Notes"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by the Registrants for the purpose of registering under the Securities Act the New Notes and the guarantees of the Guarantors of the New Notes. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

     In connection with this opinion, we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements, representations and covenants made by Conexant and the Guarantors, and the facts, representations, assumptions and other information stated in the Prospectus, and such other documents as we have deemed appropriate, and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge, belief, materiality or substantiality. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts, representations and covenants concerning the Exchange Offer that have come to our attention during our engagement, and (ii) that all of the transactions contemplated by the Exchange Offer will be consummated in accordance with the terms and conditions thereof as described in the Prospectus (and that no transaction or condition stated therein and material to this opinion will be waived by any party). Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, validity and completeness of the items described above on which we are relying.

     Based upon the foregoing, and subject to the qualifications and other limitations set forth herein and in the Registration Statement, we hereby advise you that in our opinion, the

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Conexant Systems, Inc.                 -2-                     February 26, 2007




statements in the Prospectus under the caption "Material U.S. Federal Income Tax Considerations" (the "Discussion") sets forth the material U.S. federal income tax consequences to beneficial owners of Old Notes acquiring New Notes in the Exchange Offer and to beneficial owners of New Notes of owning and disposing of the New Notes. We express no opinion as to whether the Discussion addresses all of the U.S. federal income tax consequences of the Exchange Offer or of the ownership or disposal of New Notes. No opinion is expressed on any matters other than those specifically addressed herein. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions.

     Our opinion is not intended to be, nor should it be construed to be, specific tax advice to any holder of Old Notes or New Notes. Accordingly, each such holder is urged to consult with his or her own tax advisor as to the specific tax consequences to him or her of the Exchange Offer or of the ownership or disposal of New Notes.

     We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to this firm under the captions "Material U.S. Federal Income Tax Considerations" and "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons for whom consent is required by Section 7 the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                      Very truly yours,

                                                      /s/ CHADBOURNE & PARKE LLP



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                                   Schedule A
                                   ----------




Conexant, Inc.

Brooktree Broadband Holding, Inc.

Ficon Technology, Inc.